As filed with the Securities and Exchange Commission on August 12, 1997

                                                               File No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 --------------

                       James River Corporation of Virginia
             (Exact name of registrant as specified in its charter)

               VIRGINIA                                   54-0848173
(State or other jurisdiction of Incorporation          (I.R.S. Employer
           or organization)                            Identification No.)

                  120 Tredegar Street, RICHMOND, VIRGINIA 23219
                                 (804) 644-5411
                    (Address of principal executive office,
                    including zip code and telephone number)

                             FORT HOWARD CORPORATION
                         PROFIT SHARING RETIREMENT PLAN

                    HARMON ASSOC., CORP. PROFIT SHARING PLAN
                            (Full Title of the Plans)

                        Clifford A. Cutchins, IV, Esquire
           Senior Vice President, General Counsel, Corporate Secretary
                       James River Corporation of Virginia
                               120 Tredegar Street
                            Richmond, Virginia 23219
                                 (804) 644-5411
 (Name, address, including zip code, and telephone number, including area code, of agent for service of process and registrant's principal executive offices)

       Copies of all communications, including communications sent to agent for service, should be sent to:

                         Marshall H. Earl, Jr., Esquire
                     McGuire, Woods, Battle & Boothe, L.L.P.
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 775-1000

                         CALCULATION OF REGISTRATION FEE


    Title of Each Class of Securities            Amount           Proposed            Proposed
         to be Registered (1)                     to be           Maximum              Maximum           Amount of
                                              Registered (1)   Offering Price         Aggregate         Registration
                                                                Per Share (2)          Offering              Fee
                                                                                       Price (2)
-----------------------------------------------------------------------------------------------------------------------
Common stock, $.10 par value                  1,243,579  shs.     $42.5938          $52,968,688           $ 16,051

Rights to purchase 1/1000 of a share of
Series M Cumulative Participating Prefer      1,243,579  shs.          N/A              N/A                   $100
Stock $10 par value (3)
=======================================================================================================================




----------
(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares of Common Stock stated above, such additional shares of Common Stock to be offered or issued to prevent dilution as a result of future stock dividends or stock splits.

(2) Estimated solely for purposes of calculating the registration fee. Based on the average of the high and low prices for the Common Stock reported on the New York Stock Exchange on August 7, 1997.

(3) The Rights to purchase 1/1000 of a share of Series M Cumulative Participating Preferred Stock will be attached to and will trade with shares of the Common Stock. Value attributable to such Rights, if any, will be reflected in the market price of such Common Stock. The fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933.

(4) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. These securities have no offering price and therefore, pursuant to Rule 457(h)(2) no separate registration fee is required.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed by James River Corporation of Virginia ("Company"), with the Securities and Exchange Commission (the Commission) are incorporated herein by reference and made a part hereof:

                  (a) the Company's Annual Report on Form 10-K for the year ended December 29, 1996.

                  (b) the Quarterly Reports of the Company on Form 10-Q for the quarters ended March 30, 1997 and June 29, 1997.

                  (c) the Company's current reports on Form 8-K dated May 4, 1997, May 5, 1997, July 2, 1997, July 24, 1997, August 7, 1997 and August 8,
1997.

                  (d) the description of the Company's common stock ("Common Stock") included in the Registration Statement on Form 8-A dated January 3, 1980, incorporating by reference the description included under the heading "Description of Common Stock" in Amendment No. 1 to Registration Statement No. 2-63209, as amended by Amendment No. 4 to Application or Report on Form 8 dated July 28, 1992.

                  (e) the description of the Rights to Purchase Series M Cumulative Participating Preferred Stock (the "Rights") included in the Registration Statement on Form 8-A dated March 3, 1989, as amended by Amendment No. 1 to Application or Report on Form 8 dated July 28, 1992; and

                  (f) Joint Proxy Statement - Prospectus of the Company and Fort Howard Corporation dated June 26, 1997.

         In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interest of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

         Article VI of the Company's Amended and Restated Articles of Incorporation provides for mandatory indemnification of any director or officer of the Company who is, was, or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director or officer of the Company or is or was serving the Company or any other legal entity in any capacity at the request of the Company while a director or officer of the Company against all liabilities and expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of such director's or officer's willful misconduct or knowing violation of the criminal law.

         The Company's Amended and Restated Articles of Incorporation also provide that in every instance permitted under Virginia corporate law in effect from time to time, the liability of a director or officer of the Company to the Company or its shareholders shall not exceed one dollar.

         The Company maintains a standard policy of officers' and directors' liability insurance.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits

         Reference is made to the Exhibit Index.

Item 9.           Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offer.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 13(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 11th day of August, 1997.

                                          JAMES RIVER CORPORATION OF VIRGINIA


                                           By /s/ T. Norman Bush
                                              _________________________________
                                              T. Norman Bush
                                              Vice President, Tax Counsel


                                POWER OF ATTORNEY

         Know All Men and Women By These Presents that each individual whose signature appears below constitute and appoint T. Norman Bush and Clifford A. Cutchins, IV, Esquire, such individual's true and lawful attorney-in-fact and agent with full power of substitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          Signature                 Title                            Date
          ---------                 -----                            ----

 /s/ Miles L. Marsh
___________________________   Chairman of the Board, Chief           8/8/97
      Miles L. Marsh          Executive Officer and Director

 /s/ William A. Paterson
___________________________   Senior Vice President and              8/12/97
   William A. Paterson        Controller (Principal Financial
                              and Accounting Officer)

 /s/ Barbara L. Bowles
___________________________   Director                               8/9/97
    Barbara L. Bowles

 /s/ William T. Burgin
___________________________   Director                               8/9/97
     William T. Burgin

 /s/ Worley H. Clark, Jr.
___________________________   Director                               8/9/97
    Worley H. Clark, Jr.

 /s/ William T. Comfort, Jr.
___________________________   Director                               8/11/97
  William T. Comfort, Jr.

 /s/ Gary P. Coughlan
___________________________   Director                               8/11/97
    Gary P. Coughlan

 /s/ William V. Daniel
___________________________   Director                               8/11/97
     William V. Daniel

 /s/ Bruce C. Gottwald
___________________________   Director                               8/11/97
    Bruce C. Gottwald

 /s/ Robert M. O'Neil
___________________________   Director                               8/11/97
     Robert M. O'Neil

 /s/ Richard L. Sharp
___________________________   Director                               8/11/97
     Richard L. Sharp

 /s/ Anne Marie Whittemore
___________________________   Director                               8/8/97
   Anne Marie Whittemore

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on the 11th day of August, 1997.


                                      FORT HOWARD CORPORATION PROFIT SHARING
                                      RETIREMENT PLAN


                                      Investment Advisory Board

                                      ______________________________________

                                      By: /s/ David K. Wong
                                          __________________________________
                                            Member, David K. Wong


Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on the 11th day of August, 1997.


                                      HARMON ASSOC., CORP. PROFIT SHARING PLAN


                                      Investment Advisory Board

                                      _________________________________________

                                      By:  /s/ David K. Wong
                                          _____________________________________
                                            Member, David K. Wong

                                  EXHIBIT INDEX


Exhibit No.            Exhibit
-----------            --------

  4.1         --       James River Corporation of Virginia Amended and Restated
                       Articles of Incorporation, as amended effective January 4, 1990
                       (incorporated by reference to Exhibit 3(a) to the Company's
                       Annual Report on Form 10-K for the year ended December 26,
                       1993).

  4.2         --       James River Corporation of Virginia Articles of Amendment to the
                       Amended and Restated Articles of Incorporation Designating the
                       Series O 8-1/2% Cumulative Preferred Stock ($10.00 par value), effective October 1, 1992 (incorporated by reference to Exhibit
                       3(b) to the Company's Annual Report on Form 10-K for the year ended December 26, 1993).

  4.3         --       Articles of Amendment to the Amended and Restated Articles of
                       Incorporation of James River Corporation of Virginia Designating
                       the Series P 9% Cumulative Convertible Preferred Stock ($10.00
                       par value) (incorporated by reference to Exhibit 3.1 to the
                       Company's Current Report on Form 8-K dated June 20, 1994).

  4.4         --       Form of amendment to Registrant's Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Registration
                       Statement on Form S-4 (No. 333-30119)).

  4.5         --       Amended and Restated Bylaws of James River Corporation of
                       Virginia, amended as of February 20, 1997 (incorporated by reference to Exhibit 3(d) to the Company's Amended Report on
                       Form 10-K for the year ended December 29, 1996).

  4.6         --       Form of Amendment to Registrant's Restated Articles of
                       Incorporation (incorporated by reference to Exhibit 3.1 to the
                       Company's Registration Statement on Form S-4 (No. 333-30119)).

  4.7         --       Fort Howard Corporation Profit Sharing Retirement Plan, (As
                       Amended and Restated as of January 1, 1985) conformed through the Ninth Amendment (incorporated by reference to Exhibit 4.1 to
                       Fort Howard Corporation's Form S-8 dated January 2, 1996, File
                       No. 333-00019).


                                       10





  4.8         --       Fort Howard Corporation Profit Sharing Retirement Plan
                       Amendment No. 10 dated September 21, 1995 (incorporated by reference to Exhibit 4.1 to Fort Howard Corporation's Form S-8
                       dated January 2, 1996).

  4.9         --       Fort Howard Corporation Profit Sharing Retirement Plan
                       Amendment No. 11 dated December 22, 1995 (incorporated by
                       reference to Exhibit 4.1 to Fort Howard Corporation's Form S-8
                       dated January 2, 1996).

  4.10        --       Fort Howard Profit Sharing Retirement Master Trust effective
                       January 1, 1996 (incorporated by reference to Exhibit 4.1 to Fort
                       Howard Corporation's Form S-8 dated January 2, 1996).

  4.11        --       Fort Howard Corporation Profit Sharing Retirement Plan Summary
                       Plan Description (incorporated by reference to Exhibit 4.1 to Fort
                       Howard Corporation's Form S-8 dated January 2, 1996).

  4.12        --       Harmon Assoc., Corp. Profit Sharing Plan (incorporated by
                       reference to Exhibit 4.6 to Fort Howard Corporation's Post-
                       Effective Amendment No. 1 to Form S-8 dated February 9, 1996).

  4.13        --       Harmon Plan Amendment No. 1 dated March 20, 1996
                       (incorporated by reference to Exhibit 4.8 to Fort Howard
                       Corporation's Post-Effective Amendment No. 2 to Form S-8 dated
                       March 26, 1996).

  *5.1        --       Opinion of McGuire, Woods, Battle & Boothe,  L.L.P. (filed herewith).

  *23.1       --       Consent of Coopers & Lybrand L.L.P. (filed herewith).

  *23.2       --       Consent of McGuire, Woods, Battle & Boothe, L.L.P. (included in
                       Exhibit 5.1).

    24        --       Power of Attorney (included herein on the signature pages).


*  Filed with this form.


                                       11

